UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                   JULY 27, 2005

                                   CACHE, INC.
                  --------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           FLORIDA                   0 -10345                   59 -1588181
         ----------              ----------------------        -------------
         (STATE OR OTHER         (COMMISSION FILE NUMBER)      (IRS EMPLOYER
         JURISDICTION OF                                       IDENTIFICATION
         INCORPORATION)                                            NUMBER)



                     1440 BROADWAY, NEW YORK, NEW YORK 10018
                     ---------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  REGISTRANT'S TELEPHONE NUMBER: (212) 575-3200




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On July 27, 2005 Cache, Inc. (the "Company") issued a press release regarding its financial results for the thirteen and twenty-six week periods ended July 2, 2005. The Company's press release regarding its financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

         The information in Item 2.02 of this Current Report on Form 8-K and
Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.



         ITEM 9.01 EXHIBITS

99.1 Press release regarding financial results for the thirteen and twenty-six week periods ending July 2, 2005.

                                   SIGNATURES



         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


         DATED: JULY 28, 2005       CACHE, INC.




                                    BY: /S/  BRIAN WOOLF
                                    ---------------------------------
                                    BRIAN WOOLF
                                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               JULY 27, 2005
                                CACHE, INC.
                      NASDAQ COMMON STOCK SYMBOL CACH.

            CACHE REPORTS SECOND QUARTER RESULTS
           Diluted Earnings Per Share Totals $0.19
 Raises 2005 Earnings Guidance to $0.78 to $0.81 Per Diluted Share


     New York, New York - July 27, 2005 - Cache Inc.,
(NASDAQ: CACH), a specialty chain of women's apparel stores with 298 stores currently open, reported results for the 13 and 26 week periods ended July 2, 2005.

For the 13 week period ended July 2, 2005:

   - Net sales increased 7.9% to $67.0 million compared to $62.1 million in the second quarter of 2004 and comparable store sales gained 5%;
   - Operating income totaled $4.7 million, or 7.0% of net sales, as compared to $7.1 million, or 11.4% of net sales in the second quarter of 2004;
   - Net income totaled $3.0 million, or $0.19 per diluted share, as compared to $0.27 per diluted share last year.

For the 26 week period ended July 2, 2005:

   - Net sales increased 8.8% to $129.8 million compared to $119.3 million in the first half of 2004 and comparable store sales gained 3%;
   - Operating income totaled $7.5 million, or 5.8% of net sales, as compared to $12.3 million, or 10.3% of net sales in the first half of 2004;
   - Net income totaled $4.8 million, or $0.30 per diluted share, as compared to $0.48 per diluted share last year.

     Mr. Brian Woolf, Cache's Chairman commented: "The second quarter marked a pivotal period for Cache. We reported earnings that were ahead of our revised expectations, as our efforts to increase our fashion assortments met with improved results. We also successfully reduced our basic classification styles and currently are in the position to fully capitalize on the excitement that is developing for us in sportswear and casual apparel. We are delighted to begin the second half of the year with our Cache stores positioned for growth."

Additionally, during the second quarter, the Company:

   -  Opened 4 new stores and at quarter-end operated 297 stores in 43 states;
   - Remodeled 7 stores with 53% of its Cache store base in the new store format at quarter-end.

     Gross profit in the second quarter increased by 4.2% to $30.4 million, or 45.3% of net sales, compared to $29.1 million, or 46.9% of net sales, in the
second quarter of 2003.   For the first half of fiscal 2005, gross profit rose
by 4.9% to $57.5 million, or 44.3% of net sales, compared to $54.8 million, or 46.0% of net sales, in the prior year period. The decline in gross profit margin for the second quarter and first half of fiscal 2005 reflected greater promotional activity and increased occupancy costs related to our store expansion program and was partially offset by higher initial markup.

     In total, operating expenses for the second quarter were $25.6 million, or 38.3% of net sales compared to $22.0 millon, or 35.5% of net sales in the second quarter of fiscal 2004. For the first half of fiscal 2005, total operating expenses were $50.0 million, or 38.6% of net sales compared to $42.6 million, or 35.7% of net sales in the prior year period. The rise in total operating expenses, as a percent of sales, for the second quarter and first half of fiscal 2005, was primarily due to the increase in the number of stores opened since the same period last year, as well as due to higher payroll, depreciation, insurance, advertising costs and professional fees and was partially offset by lower incentive bonus accruals, as compared to last year.

     At July 2, 2005, cash and marketable securities totaled $43.1 million, rising $2.5 million from $40.6 million at June 26, 2004. Inventory was $30.2 million, as compared to $27.5 million at June 26, 2004, an increase of 9.7%. Average inventory on a per store basis was down slightly from the second quarter last year. Working capital increased by $5.5 million to $56.3 million from $50.8 million at June 26, 2004.

     Mr. Woolf continued: "We remain excited and confident about our prospects in the short and long term. Cache has certainly become a preferred shopping destination with its unique assortments, boutique setting and attentive service. Our new merchandise initiatives and enhanced marketing efforts, strong balance sheet and solid infrastructure provide us with a great platform to execute our expansion plans and importantly increase shareholder value."


          A table summarizing financial results follows:


                            Twenty-six Weeks Ended         Thirteen Weeks Ended
                            ----------------------         --------------------
                             July 2,     June 26,          July 2,     June 26,
                              2005         2004             2005         2004
                              ----         ----             ----         ----
                                ($ Thousands, except for per share data)

Net Sales                   $129,763     $119,281          $ 66,970     $ 62,087

Operating income            $  7,468     $ 12,253          $  4,717     $  7,102

Net income                  $  4,757     $  7,610          $  3,000     $  4,361

Basic earnings per share    $   0.30     $   0.49          $   0.19     $   0.28

Diluted earnings per share  $   0.30     $   0.48          $   0.19     $   0.27

Basic weighted average
  shares outstanding      15,700,000   15,536,000        15,712,000   15,634,000

Diluted weighted average
  shares outstanding      15,830,000   15,986,000        15,950,000   16,100,000

Number of stores open
     at end of period            297          269               297          269

Guidance
--------

     Based on better than expected second quarter results, the Company is increasing its guidance for fiscal 2005 net sales and diluted earnings per share. For fiscal 2005, the Company currently estimates net sales in the range of $271 million to $275 million, compared to its previous guidance range of $268 million to $272 million and versus actual net sales of $247.3 million in fiscal 2004. In addition, the Company currently estimates fiscal 2005 diluted earnings per share in the range of $0.78 to $0.81, compared to its previous guidance range of $0.75 to $0.78 and versus actual fiscal 2004 diluted earnings per share of $0.83. For the third quarter, the Company estimates net sales in the range of $57 million to $59 million, compared to actual sales of $49.4 million in the third quarter of fiscal 2004. The Company estimates third quarter diluted earnings per share in the range of $0.02 to $0.04, as compared to an actual net loss per share of $0.03 in the third quarter of fiscal 2004.

Store opening plans
-------------------

     The Company expects to open approximately 25 new stores in Fiscal 2005. During the second quarter, the Company opened four new stores and has opened a total of 9 new stores during the first half of 2005. Following quarter end, the Company opened one new store. At fiscal year-end, the Company expects to operate approximately 315 stores, expanding square footage by approximately 8% to 630,000 square feet.

Conference Call
---------------

     Interested stockholders and other persons are invited to listen to the second quarter earnings conference call scheduled for today, Wednesday, July
27, 2005 at 9:00 a.m. Eastern Time. To participate in Cache's conference call dial 1-800-289-0572 approximately five minutes prior to the 9:00am Eastern start time. The call will also be broadcast live over the Internet at http://www.cache.com. An online archive will be available immediately following the call and will be accessible until August 3, 2005.

     Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities law. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise and fashion trends, competition, changes in general economic conditions and consumer spending patterns, vendor procurement issues and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc., with the Securities and Exchange Commission.

                  Financial Tables Follow:


     For   further  information  contact  Thomas   E. Reinckens, President,
Chief Operating Officer, Cache,  Inc., 1440 Broadway, New York, New York 10018,
(212) 575-3246.



                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (Unaudited)

  <s>                                                                        July 2,           January 1,            June 26,
  ASSETS                                                                      2005                2005                 2004
                                                                                                                    (Restated)
                                                                            ---------          ----------           ----------
  Current assets                                                        <c>                 <c>                  <c>
          Cash and equivalents                                           $ 17,166,000        $ 16,848,000         $ 16,673,000
          Marketable securities                                            25,964,000          25,874,000           23,960,000
          Receivables, net                                                  3,511,000           6,545,000            4,895,000
          Inventories                                                      30,165,000          32,296,000           27,491,000
          Deferred income taxes                                               662,000             567,000              750,000
          Prepaid expenses and other current assets                         1,141,000           1,948,000              776,000
                                                                         ------------        ------------         ------------
                           Total current assets                            78,609,000          84,078,000           74,545,000


  Equipment and leasehold improvements, net                                49,502,000          47,118,000           39,589,000

  Other assets                                                                856,000             832,000              832,000
                                                                         ------------        ------------         ------------
                           Total assets                                  $128,967,000        $132,028,000         $114,966,000
                                                                         ============        ============         ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities:
          Accounts payable                                               $ 11,370,000        $ 17,055,000         $ 11,588,000
          Income taxes payable                                                ---                 ---                  199,000
          Accrued compensation                                              1,427,000           1,927,000            2,865,000
          Accrued liabilities                                               9,487,000          11,627,000            9,073,000
                                                                         ------------        ------------         ------------
                           Total current liabilities                       22,284,000          30,609,000           23,725,000


  Other liabilities                                                        14,557,000          13,556,000           11,442,000
  Deferred income taxes, net                                                2,246,000           3,023,000              973,000

  Commitments and contingencies


  STOCKHOLDERS' EQUITY

          Common stock                                                        157,000             157,000              156,000
          Additional paid-in capital                                       34,988,000          34,705,000           34,379,000
          Retained earnings                                                54,735,000          49,978,000           44,291,000
                                                                         ------------        ------------         ------------
          Total stockholders' equity                                       89,880,000          84,840,000           78,826,000
                                                                         ------------        ------------         ------------
                           Total liabilities and stockholders' equity    $128,967,000        $132,028,000         $114,966,000
                                                                         ============        ============         ============










                             CACHE, INC. AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED INCOME STATEMENTS
                             FOR THE TWENTY-SIX WEEKS ENDED
                                      (Unaudited)

                                                                July 2,                June 26,
                                                                 2005                    2004
                                                             ------------            ------------
  Net sales                                                  $129,763,000            $119,281,000

  Cost of sales, including occupancy and buying costs          72,264,000              64,444,000
                                                             ------------            ------------

  Gross profit                                                 57,499,000              54,837,000
                                                             ------------            ------------
  Expenses
     Store operating expenses                                  41,871,000              35,337,000
     General and administrative expenses                        8,160,000               7,247,000
                                                             ------------            ------------

        Total expenses                                         50,031,000              42,584,000
                                                             ------------            ------------

  Operating income                                              7,468,000              12,253,000

     Other income:
        Interest income                                           400,000                 202,000
        Other income, net                                         ---                      20,000
                                                             ------------            ------------

  Income before income taxes                                    7,868,000              12,475,000

  Income tax provision                                          3,111,000               4,865,000
                                                             ------------            ------------

  Net income                                                 $  4,757,000            $  7,610,000
                                                             ============            ============


  Basic earnings per share                                          $0.30                   $0.49
                                                             ============            ============

  Diluted earnings per share                                        $0.30                   $0.48
                                                             ============            ============


  Basic weighted average shares outstanding                    15,700,000              15,536,000
                                                             ============            ============

  Diluted weighted average shares outstanding                  15,830,000              15,986,000
                                                             ============            ============



  NUMBER OF STORES OPEN AT END OF PERIOD                              297                     269
                                                             ============            ============









                               CACHE, INC. AND SUBSIDIARIES
                              CONSOLIDATED INCOME STATEMENTS
                               FOR THE THIRTEEN WEEKS ENDED
                                         (Unaudited)


                                                                July 2,             June 26,
                                                                 2005                 2004
                                                             ------------        ------------
  Net sales                                                  $ 66,970,000        $ 62,087,000

  Cost of sales, including occupancy and buying costs          36,604,000          32,938,000
                                                             ------------        ------------
  Gross profit                                                 30,366,000          29,149,000
                                                             ------------        ------------
  Expenses
     Store operating expenses                                  21,278,000          18,448,000
     General and administrative expenses                        4,371,000           3,599,000
                                                             ------------        ------------
        Total expenses                                         25,649,000          22,047,000
                                                             ------------        ------------

  Operating income                                              4,717,000           7,102,000

  Other income:
     Interest income                                              243,000             107,000
     Other income, net                                           ---                  20,000
                                                             ------------        ------------

  Income before income taxes                                    4,960,000           7,229,000

     Income tax provision                                       1,960,000           2,868,000
                                                             ------------        ------------


  Net income                                                 $  3,000,000        $  4,361,000
                                                             ============        ============


  Basic earnings per share                                          $0.19               $0.28
                                                             ============        ============

  Diluted earnings per share                                        $0.19               $0.27
                                                             ============        ============



  Basic weighted average shares outstanding                    15,712,000          15,634,000
                                                             ============        ============

  Diluted weighted average shares outstanding                  15,950,000          16,100,000
                                                             ============        ============




  NUMBER OF STORES OPEN AT END OF PERIOD                              297                 269
                                                             ============        ============